Exhibit 10.1




                             Joint-venture Contract

                                       Of

                      Baoding Pascali Broadcasting Cable TV
                       Integrated Information Networking
                                Company Limited







                                     between

          Baoding Pascali Multi-media Transmission Networking Co., Ltd.

                                       and

                               Solar Touch Limited





                                   July, 1999
                      Baoding City, Heibei Province, China

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                                     CONTENT

CHAPTER 1     GENERAL PROVISIONS                                           4

CHAPTER 2     THE PARTIES TO THE JOINT VENTURE                             4

CHAPTER 3     THE COMPANY                                                  5
              3.1      Incorporation
              3.2      Joint Venture Information
              3.3      Obedience of Law
              3.4      Form of Organization

CHAPTER 4     OBJECTIVE, SCOPE AND SCALE OF BUSINESS                       6
              4.1      Objective of Business
              4.2      Scope of Business
              4.3      Scale of Business

CHAPTER 5     TOTAL AMOUNT OF INVESTMENT AND                               6
              REGISTERED CAPITAL
              5.1      Total Investment
              5.2      Registered Capital
              5.3      Methods of Contribution
              5.4      Schedule of Contribution
              5.5      Alteration of Registered Capital


CHAPTER 6     RESPONSIBILITIES OF EACH PARTY TO                            8
              THE JOINT VENTURE
              6.1      Responsibilities of Party A
              6.2      Responsibilities of Party B


CHAPTER 7     BOARD OF DIRECTORS                                           9
              7.1      Establishment
              7.2      Composition, Appointment and Replacement
                       of Directors
              7.3      Approval of Resolution

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              7.4      Legal Representative
              7.5      Meeting of the Board
              7.6      Annual General Meeting
              7.7      Authorized Representative
              7.8      Notice of Meeting
              7.9      Reminder of Meeting
              7.10     Director's Fees and Expenses of Meeting

CHAPTER 8     OPERATION AND MANAGEMENT                                     12
              8.1      Reporting System of General Manager
              8.2      General Manager and Departments
              8.3      Dismissal

CHAPTER 9     PREPARATORY ISSUES                                           13
              9.1      Amortization
              9.2      Asset Evaluation
              9.3      Profit Distribution

CHAPTER 10    LABOR MANAGEMENT                                             13
              10.1     Employment Contract
              10.2     Remuneration Package

CHAPTER 11    TAXATION, FINANCE AND ACCOUNTING                             13
              11.1     Tax Payment by Company
              11.2     Tax Payment by Personnel
              11.3     Reserve
              11.4     Accounting Year
              11.5     Audit
              11.6     Financial Report

CHAPTER 12    TERM OF JOINT VENTURE                                        15

CHAPTER 13    PROPERTIES UPON EXPIRY                                       15
              OF JOINT VENTURE

CHAPTER 14    INSURANCE                                                    15

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CHAPTER 15    CONFIDENTIALITY                                              15
              15.1     Definition
              15.2     Scope of Confidentiality

CHAPTER 16    AMENDMENT & TERMINATION                                      16
              OF THE CONTRACT
              16.1     Amendment
              16.2     Termination
              16.3     Compensation

CHAPTER 17    LIABILITIES FOR BREACH OF THE CONTRACT                       17
              17.1     Breaching Events
              17.2     Liabilities

CHAPTER 18    FORCE MAJEURE                                                17

CHAPTER 19    APPLICABLE LAW                                               18

CHAPTER 20    SETTLEMENT OF DISPUTES                                       18
              20.1     Arbitration
              20.2     Continuance of the Contract

CHAPTER 21    LANGUAGE OF THE CONTRACT                                     18

CHAPTER 22    EFFECTIVENESS AND MISCELLANEOUS                              18
              22.1     Effectiveness
              22.2     Approval
              22.3     Notices
              22.4     Signing

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                          CHAPTER 1 GENERAL PROVISIONS

In accordance with the "Law of the People's Republic of China on Chinese-Foreign Equity Joint Venture" (the "Equity Joint Venture Law") and the "Company Law of the People's Republic of China" (the "Company Law") and other relevant Chinese laws (the "Chinese laws") and regulations of the People's Republic of China ("China"), Baoding Pascali Multi-media Transmission Networking Co., Ltd. and Solar Touch Limited, adopting the principle of equality and mutual benefits, through friendly consultation and discussion, have entered into an agreement ("the Contract") for the establishment of a joint venture named Baoding Pascali Broadcasting Cable TV Integrated Information Networking Co. Ltd. ("the Company") in Baoding City, Hebei Province, China.


                   CHAPTER 2 THE PARTIES TO THE JOINT VENTURE

2.1      THE PARTIES TO THE JOINT VENTURE

         The parties to the joint venture and their legal representative or company representative are as follows:

        (1)   Party A:                 Baoding Pascali Multi-media Transmission
                                       Networking Co., Ltd..
              Registration Place:      Baoding City, Hebei Province, China
              Legal Representative:    TAN Zu-ping
              Nationality:             China
              Position:                Chairman
              Legal Address:           Block D, Chuang Ye Centre, State Gaoxin
                                       District, Baoding, Heibei Province, China

         (2) Party B:                  Solar Touch Limited
              Registration Place:      British Virgin Island
              Legal Representative:    ZHAO Bing
              Nationality:             China
              Position:                Chairman
              Legal Address:           Suite 1101-02 Asia Pacific Finance Tower,
                                       Citibank Plaza, 3 Garden Road, Central,
                                       Hong Kong

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                              CHAPTER 3 THE COMPANY

3.1      INCORPORATION

         Party A and Party B agrees to establish the joint venture Baoding Pascali Broadcasting Cable TV and Integrated Information Networking Co., Ltd. in accordance with the Equity Joint Venture Law and other relevant company laws of the People `s Republic of China. The date of issue of the business license shall be the date of the establishment of the Company (the "Establishment Day").

3.2      JOINT VENTURE INFORMATION

         The legal name and address of the joint venture are:
         Name in Chinese:
         Name in English:      Baoding Pascali Broadcasting Cable TV Integrated
                               Information Networking Co. Ltd.
         Legal Address:        High and New Technology Development Zone, Baoding
                               City, Hebei Province, China

3.3      OBEDIENCE OF LAWS

         All activities of the Company in China shall follow the published laws and regulations of China (generally called "Chinese laws"). All rights and interests of the Company are protected by the Chinese laws.

3.4      FORM OF ORGANIZATION

         The  Company  is a  limited  liability  company.  When  one  party  has completely contributed its own amount of the Company's registered capital stipulated in the Contract, the party shall not be demanded to further provide any fund by funding, loans, guarantees or other kinds of financing to the Company or for the Company. The Company shall be responsible for its own liabilities or other obligations with its own assets. Both parties do not take any responsibility for any individual or entity for the reason of the Company's own liabilities or obligations. The profit and interest of the Company are distributed in proportion to the respective capital contribution from the parties ("contributing proportion"). The parties take the loss risk of the Company with the limitation of the respective capital contribution of each party.

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                CHAPTER 4 OBJECTIVE, SCOPE AND SCALE OF BUSINESS

4.1      OBJECTIVE OF BUSINESS

         The objective of the Company is to implement advanced scientific management skills with the advantage of advanced multi-media transmission network as well as assure the shareholders of a reasonable return from the social and economic benefit through first class services.


4.2      SCOPE OF BUSINESS

         The Business scope of the Company includes: development and construction of broadband interactive multimedia information network, telecom network products, audio transmission, image transmission, data transmission; and development of repair techniques of cable TV equipment and electric appliances. Foreign party is not allowed to touch on broadcasting which shall be operated solely by the Chinese party.

4.3      SCALE OF BUSINESS

         The scale is the construction of an interactive optical fiber cable network eventually linked to the distribution system of the subscribers. Backbone ring-network's length is about 700 km whilst village cables linked from county to village (or with over 500 subscribers) are about 3000 km.


                      CHAPTER 5 TOTAL AMOUNT OF INVESTMENT
                             AND REGISTERED CAPITAL

5.1      TOTAL AMOUNT OF INVESTMENT

         The total amount of investment of the joint venture is One Hundred Twenty Two Million Forty Hundred and Twenty Five Thousand in Renminbi (RMB122,425,000; equals to USD14,800,000).

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5.2      REGISTERED CAPITAL

         The registered capital is Seventy Million in Renminbi (RMB70,000,000; equals to USD8,460,000). In the registered capital:

         (1)      The  contribution  of Party A is Thirty Five Million and Seven
                  Hundred  Thousand  in  Renminbi   (RMB35,700,000;   equals  to
                  USD4,310,000), being 51% of the registered capital.

         (2)      The  contribution  of Party B is Thirty Four Million and Three
                  Hundred  Thousand  in  Renminbi   (RMB34,300,000;   equals  to
                  USD4,145,000), being 49% of the registered capital.

5.3      METHODS OF CONTRIBUTION

         (1) The parties shall make the contribution to the Company in the following methods:
                  (a) Party A: Network and related equipment worth Twenty One Million and Seven Hundred Thousand in Renminbi (RMB21,700,000; equals to USD2,622,600); intangible asset (franchise, goodwill) worth Fourteen Million in Renminbi (RMB14,000,000; equals to USD1,692000);

                  (b) Party B: In cash of Four Million and One Hundred and Fourteen Thousand in US Dollars (USD4,140,000; equals to RMB500,350)

         (2) The difference between the total investment and the registered capital will be loaned by the shareholders (RMB30,000,000 in proportion to the investment of Party A and B) and bank or other financial institutes (RMB22,420,000);

5.4      SCHEDULE OF CONTRIBUTION

         (1)      RMB70m  will be paid by two  instalments  by both  parties  in
                  proportion  to  their   contributions   one  month  after  the
                  establishment of the joint venture.

5.5      ALTERATION OF REGISTERED CAPITAL

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         The registered  capital of the Company can be altered or transferred by either party only after ALL of the following conditions are met:

         (1)      Each has  consented to the  alteration or transfer in writing;
         (2)      The Board has  unanimously  passed the alteration or transfer;
                  and
         (3) The approving authorities has approved the alteration or transfer in writing.

         Either party has the priority in purchasing the capital contributed by the other party.


                  CHAPTER 6 RESPONSIBILITIES OF EACH PARTY TO
                                THE JOINT VENTURE

6.1      RESPONSIBILITIES OF PARTY A

         Beside the obligations under the Contract, Party A still has the following responsibilities:

         (1) Responsible for the establishment of the joint venture, getting all the official approvals related to the establishment of the joint venture from the concerned authorities in China, and transact all registrations related to the establishment of the joint venture. Party A also obtains all licenses, permits, approvals and cooperation of the concerned authorities in China, all of those are necessary for operating the joint venture;

         (2)      Assist Party B in registering foreign exchange of RMB;

         (3) Make contribution in full on schedule in terms of unsecured capital without any liabilities or contingent liabilities;

         (4) Ensure the Company of the right of operation, development and profit gain, as well as obtaining government approvals.

         (5) Assist with the implementation of the favorable terms and the approval of documents by the approving authorities in accordance with the favorable terms of Hebei Province and Baoding State High and New Technology Industry Development Zone of the State.

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         (6)      Party A should not engage in  businesses  that are similar and competitive to that of the Company.

6.2      RESPONSIBILITIES OF PARTY B

         Beside the obligations under the Contract, Party B still has the following responsibilities:

         (1)      Make  the   contribution  in  full  in  cash  on  schedule  in
                  accordance with clause 5.2 to 5.4;

         (2) Provide on schedule all credentials and relevant documents for the establishment of the Company;

         (3) Conduct seriously joint venture documents like the Contract, Articles of association, assets evaluation,


                          CHAPTER 7 BOARD OF DIRECTORS

7.1      ESTABLISHMENT

         The Board is established on the date of the Establishment Day.

7.2      COMPOSITION, APPOINTMENT AND REPLACEMENT OF DIRECTORS

         (1) The Board comprises 7 directors. Party A appoints 4 directors and Party B appoints 3 directors. Party A appoints the
                  Chairman   of  the  Board   whilst   Party  B   appoints   the
                  Vice-Chairman.

         (2) The term of the member of the Board is four (4) years. The directors appointed by the respective party can be appointed for the next term.

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7.3      APPROVAL OF RESOLUTION

         The Board is the highest authority of the Company. The Board executes the authority of making policy and leading the Company through passing the resolutions. Following resolutions must be passed unanimously by the Board:-

         1.       Amendment of Article of Association;
         2.       Winding-up of the Company;
         3.       Allocation of registered capital;
         4.       Transfer of the shares of the Company by one or more parties;
         5. Transfer of the shares of the Company as security by one or more parties;
         6.       Mergers or divestitures;
         7.       Transfer of assets to the Creditor as security

7.4      LEGAL REPRESENTATIVE

         The Chairman of the Board is the legal representative of the Company. Should the Chairman be unable to exercise his responsibilities, the Vice-Chairman shall act on the Chairman's behalf. Should the Vice-Chairman also be unable to exercise his responsibilities, one director shall be elected by the Board to take the duties.

7.5      MEETING OF THE BOARD

         (1) The Board shall convene at least one meeting every year at the registered office or a designated venue. The Chairman shall chair the meeting of the Board. Should three or more directors submit the written proposal to the Chairman or the Vice-Chairman of the Board asking for discussing the described matters, the Chairman or the Vice-Chairman who received the proposal shall convene a temporary meeting of the Board to discuss such matters.

         (2) Written notice of meeting stating place, time and agenda should be dispatched to the Board members at least twenty (20) days before the date of meeting.

         (3)      Minutes of meeting should be filed.

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7.6      ANNUAL GENERAL MEETING

         (1) For officially convening, the quorum for Annual Board meeting or Temporary meeting shall be at least five (5) members present in person or by authorized representative. Each director has one vote.

7.7      AUTHORIZED REPRESENTATIVE

         Should any director be unable to attend the meeting of the Board to exercise his right or perform his duty, the director can authorize a representative in writing to attend, vote and perform his duty.

7.8      NOTICE OF MEETING

         Should the Board fails to pass any major resolutions regarding legal proceedings, regulations or significant terms of this Contract owing to the fact that neither are the directors of one or more parties able to attend the meeting nor do they authorize a representative, then other parties shall send reminder of meeting to the absent directors and the parties who authorize the absent directors to ensure that they attend the meeting on schedule.

7.9      REMINDER OF MEETING

         The  reminder  stated  in 7.8  should be sent out by  courier  at least thirty (30) days before the date of meeting stating clearly that the director should reply in writing within twenty (20) days from the date of receipt of the reminder whether he/she is able to attend the meeting. If the director fails to reply, then he/she is considered as abandoning. The directors authorized by both parties can convene a Special Board meeting. Even if there is insufficient quorum, resolutions can still be passed through a unanimous consent of the Special Board meeting.

7.10     DIRECTOR'S FEES AND EXPENSES OF MEETING

         Directors not engaged in the management of the Company should not receive any Director's fees from the Company except with prior consent of the Board. The decision as to the remuneration for non-executive directors will be made by the Board. The Company shall be responsible for all expenditure of transportation, staying, living and local transportation of the directors who attend the meeting of the Board.

                       CHAPTER 8 OPERATION AND MANAGEMENT

8.1      REPORTING SYSTEM OF GENERAL MANAGER

         The Company shall establish a joint managerial institution which shall be responsible for its daily operation and management. A General Manager proposed by Party A shall be in charge of the joint managerial institution.

         There will be also two (2) Assistant General Manager proposed by Party A and B respectively. Both general manager and assistant general managers are appointed by the Board on a 3-year renewable term.

8.2      GENERAL MANAGER AND DEPARTMENTS

         The major responsibilities of general manager are as follows:
         (1) Besides carrying out the decisions of the Board, the general manager also organizes and be in charge of the Company's daily operation and management. Documents of major issues have to be signed jointly by the general manager and assistant general managers. Other issues will also be signed jointly in accordance with the decision passed by 5/7 of the Board members.

         (2) Department heads will be recruited to assist both general manager and assistant general managers in management.

         (3) Besides the department heads, there will also be Chief Engineer, Chief Accountant and Auditor. Chief Engineer and Auditor will be proposed by Party A whilst Chief Accountant will be proposed by Party B. The appointment and dismissal of these posts will be decided by the Board.

8.3      DISMISSAL

         The Board can dismiss the general manager or assistant general managers should they be charged of serious frauds or misconducts.

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                          CHAPTER 9 PREPARATORY ISSUES

9.1      AMORTIZATION

         The scope and amount of the preparatory expenses incurred by the Company can be amortized by 5 years before the expiration of the joint venture.

9.2      ASSET EVALUATION

         Both parties agree to fix the date of asset evaluation on June 30, 1999.

9.3      PROFIT DISTRIBUTION

         Both  parties  work  out  their  own  profit   distribution   upon  the
         contribution of capital to the Company.


                           CHAPTER 10 LABOR MANAGEMENT

10.1     EMPLOYMENT CONTRACT

         The  Company  shall  have  its  own  right  of  employment,  dismissal, determining  remuneration  package,  insurance,  welfare  benefits  and gratuities in China in accordance with the Chinese laws. For recruitment purpose, the Board shall enact recruitment rules while the Company and its labor union shall draft up employment contract which should finally be filed with the labor authority.

10.2     REMUNERATION PACKAGE

         The Board shall decide the wages and remuneration of the management proposed by both parties in accordance with the Chinese laws.


                   CHAPTER 11 TAXATION, FINANCE AND ACCOUNTING

11.1     TAX PAYMENT BY THE COMPANY




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         The  Company  shall  pay  taxes and  enjoy  preferential  treatment  in accordance with the stipulations of the Chinese laws.

11.2     TAX PAYMENT BY PERSONNEL

         All personnel shall pay individual income taxes in accordance with the Chinese laws.

11.3     RESERVE

         The  Company  is  entitled   annually  to  reserve   fund,   enterprise
         development fund and staff welfare fund. The entitlement will be determined by the Board according to the Company's financial status.

11.4     ACCOUNTING YEAR

         The Company shall adopt the calendar year as its accounting year, from January 1st to December 31st of the calendar year as one accounting year. All account evidences, invoices and accounts shall be recorded in Chinese.

11.5     AUDIT

         (1) The Company shall appoint an accounting firm that is registered in China to conduct annual audit to the Company's accounts and statements. Upon completion of audit, the domestic registered accounting firm shall submit the fiscal reports to the Board, general manager and assistant general managers.

         (2) Party B has the right at any time appoint international accounting firm to audit the Company's accounts and records, or other documents related to the Company's accounts. The related fees shall be borne by Party B.

11.6     FINANCIAL REPORTS

         The Company shall (starting from the first complete calendar quarter since the Establishment Day) prepare and submit the un-audited annual financial statements and fiscal reports (balance sheet, profit and loss account, and profit distribution proposal) to the Board for review.



                                                                              14
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                      CHAPTER 12 TERM OF THE JOINT VENTURE

         (1) The operation term of the joint venture is twenty (20) years starting from the Establishment Day.

         (2) Should both parties intend to extend the operation term of the Company, an application shall be submitted at least six (6) months before the expiration.


               CHAPTER 13 PROPERTIES UPON EXPIRY OF JOINT VENTURE

The properties left through disposal upon the expiration or termination of the joint venture should be shared between Party A and B in proportion to their respective contributions.


                              CHAPTER 14 INSURANCE

The Company shall arrange and maintain the full and sufficient insurance for the Company's assets and liabilities. Various kinds of insurance coverage shall be furnished by insurance institutions within the territory of China. The general manager shall decide the extension, value, kind, and duration of the insurance policies in accordance with the Chinese laws. The selection of the insurance company shall be discussed and passed by the Board.


                           CHAPTER 15 CONFIDENTIALITY

15.1     DEFINITION

         Confidentiality here applies to all technologies and information (software, proprietary technologies, trade secrets, original design), which are considered as the properties of the Company

15.2     SCOPE OF CONFIDENTIALITY

         To all information related to the Company, the Contract and any relevant documents which are disclosed between two parties or between one party and the Company, if one party that discloses the information has expressed clearly in writing while disclosing that the disclosed


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

         information is confidential, or indicates while orally disclosing that the information is confidential and then confirm in writing immediately, such information shall be viewed as "confidential information". The party that receives the confidential information shall take the responsibility, and let its director(s), supervisor(s), employees or agent(s) to take the responsibility by signing non-disclosure agreement. Without the written and definite consent from the party (the Board) that provides the information, the party that receives the information shall not disclose to the third party (including the staff of its own party who do not need to know the information) but not limited to the loan provider, financial advisor and legal consultant of its own party for whatever purposes including personal ones). The described obligation of confidentiality is not applicable to the information that is required to disclose in accordance with the Chinese laws, regulations and any documents with legal effect or court order.


                       CHAPTER 16 AMENDMENT & TERMINATION
                                 OF THE CONTRACT

16.1     AMENDMENT

         After signing the Contract, only after the amendment contract or the supplement contract has been duly signed by both parties can any amendment or supplement to the Contract be effective.

16.2     TERMINATION

         The Contract can be terminated by the Board with the approval of authorities in charge of examination and approval if the Company faces force majeure, continuous losses or financial problems.

16.3     COMPENSATION

         Should either party fail to fully conduct the Contract, Article of Association or seriously breach the Contract which results in the mal-operation of the Company, then the other party can claim losses and appeal to the approving authorities for termination of the Contract. Should both parties reconcile to continue the joint venture, the breaching party should bear all losses caused to the Company.



                                                                              16
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                  CHAPTER 17 LIABILITIES FOR BREACH OF CONTRACT

17.1     BREACHING EVENTS

         (1) Should either party fail to make full contribution on schedule, that party shall be viewed as breaching Chapter 5 of the Contract. The breaching party shall pay an indemnity to the other party according to the "Supplementary Contracts
                  Involving Capital Contribution by Shareholders of Joint Ventures". The indemnity constituting 0.03% of the total contribution by the breaching party will start from the first month since the due date of the contribution. If the contribution becomes overdue for 3 consecutive months, not only should the breaching party pay a total of 0.09%'s indemnity, the other party also reserves the right to terminate the Contract in accordance with clause 16.3 of the Contract. In this case, the breaching party has to compensate the other party for all losses.

17.2     LIABILITIES

         Should either party breach the Contract, the breaching party should bear all liabilities whilst both parties will be held responsible if both breach the Contract.


                            CHAPTER 18 FORCE MAJEURE

Should either party delay in or be prevented from executing its responsibilities under the Contract due to earthquake, typhoon, fire, war or other events, and their occurrence and consequences are unpreventable or unavoidable to the affected party (hereinafter collectively referred to as "event of force majeure"), the delay or failure of execution shall not be viewed as breach to the Contract. But the affected party shall notify immediately the other party of the event and within fifteen (15) days thereafter provide the detailed information of the event and the reason of its inability to execute or delay in execution, as well as the notary documents of evidence provided by the notary organization of the place where the event of force majeure occurred. Depending on the extent affected by the event of force majeure to the execution of the Contract, both parties shall decide whether or not to terminate or waive some of the terms or delay the execution of the Contract.




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                            CHAPTER 19 APPLICABLE LAW

The formation of the Contract, its validity, interpretation, execution and settlement of disputes shall be governed by the Chinese laws.


                        CHAPTER 20 SETTLEMENT OF DISPUTES

20.1     ARBITRATION

         All disputes, controversies, and right of claims arising from or in connection with the Contract (generally called "disputes") shall be settled through friendly consultation between both parties. In case no settlement can be reached through consultation, either party can submit the dispute at any time to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration. Any arbitral award made by the arbitration court is final and binding upon both parties. The defeated party shall bear the arbitration fee.

20.2     CONTINUANCE OF THE CONTRACT

         During the arbitration process, the Company shall proceed with the terms of the Contract except those in arbitration.


                       CHAPTER 21 LANGUAGE OF THE CONTRACT

The Contract is written in both Chinese and English. Both languages are equivalent in effect. In case of discrepancy, the original version in Chinese shall prevail.


                   CHAPTER 22 EFFECTIVENESS AND MISCELLANEOUS

22.1     EFFECTIVENESS



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         As the  supplement  to  the  Contract,  auxiliary  documents  like  the
         Articles of association, Appendix I are attached. The government approval in relation to the Contract becomes the basis for the interpretation of the Contract.

22.2     APROVAL

         The Contract and its appendix involved will come into force upon approval granted by the Department of Foreign Trade and Economic Cooperation, China.

22.3     NOTICES

         All notices and other communicated documents in connection with the Contract, the articles of association and the Company between two parties, as well as all notices and other communicated documents between the Company and both parties or among the directors, shall be sent to the other party by message delivery or fax followed by mail. The registered offices of both parties are treated as the mailing addresses.

22.4     SIGNING

         The Contract was signed by legal representatives or their authorized representatives of both parties on July 23, 1999 in Baoding City, Hebei Province, China.


         Party A:                       Baoding Pascali Multi-media Transmission
                                        Networking Co., Ltd..(signed & sealed)
         Authorized Representative:     TAN Zu-ping



         Party B:                       Solar Touch Limited (signed & sealed)
         Authorized Representative:     ZHAO Bing







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